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                                                        Exhibit 10(a)

                           THE J. M. SMUCKER COMPANY

                  RESTRICTED STOCK BONUS PLAN AS AMENDED AS TO

               148,600 CLASS A AND 148,600 CLASS B COMMON SHARES

                                AUGUST 28, 1991

              [The Restricted Stock Bonus Plan as Amended (the "Plan") amends and combines the Restricted Stock Bonus Plan as to 25,000 Common Shares [Sixth Year End Lapse] dated August 15, 1979 and the Restricted Stock Bonus Plan as to 50,000 Common Shares [Sixth-Tenth Year End Lapses] dated August 15, 1979 (the "Original Plans"). The terms of the Plan apply to all shares awarded to date under the Original Plans as well as to those awarded hereafter under the Plan.]

              1. PURPOSE. The purpose of the Plan is to provide a means for the Company to make awards to key employees of the Company and of its affiliates, including officers and directors who are employees, of restricted stock bonuses of Common Shares of the Company, thereby giving these employees an interest in the Company's business, an additional incentive to work for its continued success, and a further reason to remain in the employ of the Company or of its affiliates. The term "affiliates" where used in the Plan means subsidiary corporations as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code").

              2. ADMINISTRATION. The Plan shall be administered by the Executive Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have full power and authority to construe and interpret the provisions and to supervise the administration of the Plan, and all decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final.

              3. DESIGNATION OF EMPLOYEES TO PARTICIPATE IN THE PLAN. The employees to whom restricted stock bonuses are awarded (the "Recipients") shall be designated, from time to time, by the Committee. A restricted stock bonus may be awarded to any full-time, salaried, key employee of the Company or of an affiliate.

              4. NUMBER OF SHARES SUBJECT TO THE PLAN. The aggregate number of Common Shares that may be awarded as restricted stock bonuses under the Plan shall not exceed 148,600 Class A Shares and 148,600 Class B Shares. The Common Shares to be awarded under the Plan shall be the Company's authorized Common Shares, without par value, and may be unissued shares or treasury shares as the Committee, with the concurrence of the Board of Directors of the Company, may from time to time determine. To the extent the Company shall reacquire
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Common Shares for such purposes, the shares may be reacquired at the time restricted stock bonus awards are made, or from time to time in advance, whenever the Board of Directors of the Company may deem the purchase advisable. If any Common Shares subject to the Restrictions provided in Paragraph 5 below are forfeited to the Company, those Common Shares shall not again be available for the award of restricted stock bonuses under the Plan unless the Recipient of those Common Shares did not at any time prior to the forfeiture receive the benefits of the ownership thereof (other than the right to vote them).

              5. NATURE OF RESTRICTIONS. The stock bonus shares involved in each award will be subject to a restriction (the "Restriction") providing that:

                      (a) Subject to the provisions of Paragraph 7 below with respect to earlier release of the Restriction, (i) the shares shall be forfeited to the Company in the event the Recipient of the award terminates full-time employment with the Company before the fourth anniversary of the award, unless the termination is by reason of disability, death, or retirement (with the prior express approval of the Committee) after the Recipient has attained 60 years of age, in each of which events the Restriction will lapse immediately or at such other time or times as the Committee shall determine; (ii) during the period when the Restriction is applicable to the shares, the shares shall not be transferable by the Recipient except by way of gift; and (iii) any shares so transferred shall, in the hands of any transferee, remain subject to the Restriction to the same extent as if the shares had remained in the hands of the Recipient.

                      (b) Share certificates representing shares subject to the Restriction shall bear a legend identifying the Restriction.

                      (c) Any Common Shares of the Company, of whatever class,
              issued on or with respect to stock bonus shares awarded under the Plan, whether such issuance is pursuant to a stock distribution, split, dividend, or otherwise, shall be subject to the Restriction to the same extent and for the same period as the stock bonus shares on or with respect to which they are so issued.


              6. NOTICE OF RESTRICTED STOCK BONUS. Promptly after the Committee awards a restricted stock bonus to a Recipient, the Committee shall cause the Recipient to be notified of the award. The date on which the Committee approves the award of a restricted stock bonus shall be considered to be the date on which the restricted stock bonus is awarded unless the Committee designates a later date as the award date.
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              7.  ACCELERATION OF RELEASE OF RESTRICTIONS.  If a Recipient of
an award (any of whose shares remain subject to the Restriction) (a) shall have received advice of a lease, sale, or other disposition of all or substantially all of the assets of the Company to other corporations, firms, or individuals or (b) shall have received advice of a merger, consolidation, combination [as defined in Section 1701.01(Q), Ohio Revised Code], or majority share acquisition [as defined in Section 1701.01(R), Ohio Revised Code] involving the Company and as a result of which the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation as entitle them to exercise less than one-third of the voting power of the surviving or acquiring corporation in the election of directors, the Recipient shall in either such event have the right to require the Company (or the surviving or acquiring corporation), upon his or her written notice, to release the Restriction.

              8. RETURN OF CERTIFICATE. In the event a Recipient forfeits shares to the Company pursuant to Paragraph 5 above, the Recipient shall deliver to the Company the certificate(s), in transferable form, evidencing the shares subject to the Restrictions. The Company may, as a condition precedent to the delivery to the Recipient of share certificates evidencing restricted stock bonuses, require the Recipient to agree in writing to be bound by the provisions of the Plan, including the provisions of this paragraph 8.

              9. ASSIGNABILITY. As provided in Paragraph 5 above, shares subject to the Restriction may not be transferred except by gift, and any shares so transferred shall, in the hands of any transferee, remain subject to the Restriction to the same extent as if the shares had remained in the hands of the Recipient.

              10. ADJUSTMENT UPON CHANGES IN SHARES. In the event of any change in the Common Shares subject to the Plan, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up, combination, or exchange of shares, or other change in the corporate structure of the Company, the aggregate number of Common Shares then subject to the Plan shall be appropriately adjusted by the Board of Directors. The number of restricted stock bonus shares awarded to a Recipient shall be appropriately adjusted for any stock split-up effective, or share dividend distributed, subsequent to the date of award and prior to the issuance or transfer of shares pursuant to the award, and cash dividends payable after the date of the award but prior to the issuance or transfer of shares shall be payable to the Recipient.
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              11.  ACQUISITION FOR INVESTMENT.  Each employee receiving Common
Shares hereunder may be required by the Company, in its sole discretion, to give a representation that he or she is acquiring the shares other than with a view to the distribution thereof. The Company may release any investment representation obtained if it subsequently determines that the representation is no longer required to insure that a sale or other disposition of the shares would not involve a violation of the provisions of the Securities Act of 1933, as amended, or of applicable state blue sky laws.

              12. COMPLIANCE WITH SECURITIES LAWS AND EXCHANGE REQUIREMENTS. No award of a restricted stock bonus shall be made and no certificates for shares subject to the Restriction shall be issued or transferred until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, of the Securities Exchange Act of 1934, as amended, of the Ohio Securities Act, as amended, and of any other applicable state blue sky laws, and with the requirements of any exchange on which the Common Shares may, at the time, be listed.

              13. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may terminate, modify, or suspend the Plan with respect to prospective awards, except that no modification shall, without shareholder approval, increase the maximum number of shares that may be awarded as restricted stock bonuses or modify the terms regarding the lapse of restrictions.

              14. TAX WITHHOLDING. If the Company shall be required to withhold any federal, state, or local tax in connection with an award of shares under the Plan or upon the lapse of the restrictions provided in Paragraph 5, above, it shall be a condition to such award or lapse that the Recipient pay or make provision satisfactory to the Company for payment of all such taxes. The Recipient may request that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares awarded or by surrender to the Company of a portion of the shares with regard to which the restrictions are lapsing, as applicable. If such request is approved by the Committee, the shares so retained or surrendered shall be credited against such withholding requirement at the fair market value on the date of award or lapse, as the case may be. The Recipient may also make similar arrangements with the Company with respect to the payment of taxes in excess of the withholding requirement.

Program approved by shareholders 08/15/79.
Original Plans adopted by Exec. Comp. Committee 04/22/81. Proposal to combine and amend approved by Board of Directors
              10/27/87, and approved by shareholders 08/16/88. Amended 08/28/91. Amended by Exec. Comp. Committee 04/21/92 and 04/15/94.